    As filed with the Securities and Exchange Commission on October 25, 2001
                                                      Registration No. 333-43598
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         Post-Effective Amendment No. 1

                                       to

                       Registration Statement on FORM S-1
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 INFOSPACE, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware              601 108/th/ Avenue N.E., Suite 1200          91-1718107
(State or other jurisdiction of        Bellevue, Washington 98004            (IRS Employer
 incorporation or organization)             (425) 201-6100               Identification Number)

               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   ----------

                               John M. Hall, Esq.
                    Senior Vice President and General Counsel
                                 INFOSPACE, INC.
                       601 108/th/ Avenue N.E., Suite 1200
                           Bellevue, Washington 98004
                                 (425) 201-6100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:
                           Patrick J. Schultheis, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               5300 Carillon Point
                           Kirkland, Washington 98033
                                 (425) 576-5800

                                   ----------
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [_]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

     On August 11, 2000, InfoSpace, Inc. (the "Company") filed a registration statement on Form S-1, as amended (File No. 333-43598) (the "Registration Statement"), covering 4,332,310 shares of the Company's Common Stock to be sold by certain stockholders of the Company. On August 31, 2000, the Securities and Exchange Commission (the "Commission") declared the Registration Statement effective.

     The Registration Statement was filed in order to register shares of the Company's Common Stock issued to the former stockholders of Zephyr Software Inc., TDLI.com Limited and Orchest, Inc., which were acquired by the Company on December 29, 1999, August 31, 2000, and August, 4, 2000, respectively. Based on records of the Company's transfer agents, the selling stockholders resold 3,865,654 of the 4,332,310 shares initially registered under the Registration Statement.

     In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act, the Company respectfully requests that the Commission remove from registration a total of 466,656 shares which remain unsold under the Registration Statement. The Company is requesting the removal from registration of these shares as its obligation to maintain the effectiveness of the Registration Statement pursuant to the registration rights agreements between the Company and the former stockholders of Zephyr Software Inc., TDLI.com Limited and Orchest, Inc. has expired.

     Accordingly, the Company hereby de-registers the 466,656 shares of its Common Stock registered pursuant to the Registration Statement remaining unsold thereunder.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement No. 333-43598 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 25th day of October, 2001.

                                             INFOSPACE, INC.

                                             By:/s/ Tammy D. Halstead
                                                --------------------------------
                                                 Tammy D. Halstead
                                                 Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated below on the 25th day of October, 2001.

         Signature                                Title
         ---------                                -----

              *
-----------------------------
    Naveen Jain                 Chairman and Chief Executive Officer (Principal
                                Executive Officer)

/s/ Tammy D. Halstead
-----------------------------
    Tammy D. Halstead           Chief Financial Officer (Principal Financial and
                                Accounting Officer)

/s/ Edmund O. Belsheim, Jr.
-----------------------------
    Edmund O. Belsheim, Jr.     President, Chief Operating Officer and Director

              *
_____________________________
    John E. Cunningham, IV      Director

              *
_____________________________
    Peter L. S. Currie          Director

_____________________________
    Richard D. Hearney          Director

              *
_____________________________
    Rufus W. Lumry, III         Director

_____________________________
    William D. Savoy            Director

_____________________________
    Lewis M. Taffer             Director



*By:/s/ Tammy D. Halstead
    -------------------------
        Tammy D. Halstead       Chief Financial Officer (Principal Financial and
        Attorney-in-Fact        Accounting Officer)